Exhibit (a)(29)
Potash Corporation of Saskatchewan:
It’s All in Our Name.
At Potash Corporation of Saskatchewan, our priorities are so clear that we make them part of our name. We are a “Potash First” company — built in Saskatchewan.
We are incorporated in Canada and for 35 years, including 21 as a publicly traded company, have maintained our corporate headquarters in Saskatoon.
There has been a lot of misinformation disseminated over the last two months as part of what we believe is a campaign attempting to discredit our company. We want to set the record straight — based on performance and our Pledge to Saskatchewan, rather than on vague promises.

	PotashCorp	BHP Billiton
Global Headquarters	Saskatoon	Melbourne, Australia
Chief Executive Officer	Saskatoon	Melbourne, Australia
Chief Financial Officer	Saskatoon	Melbourne, Australia
Head of Potash Operations	Saskatoon	Saskatoon
Canadian Directors	9 of 12	0 of 11
Saskatchewan-born Directors	5 of 12	0 of 11
Employees in Saskatoon	209	?
Employees in Saskatchewan	2,103	?
Taxes and royalties paid in Saskatchewan	$3.1 billion (1989-2009)	?
Committed capital investment in Saskatchewan	$5.7 billion (2005-2014)	?
Local purchasing (excluding capital expansions)	$955 million (2002-2009)	?
Percentage of global potash capacity	20%	0

Throughout PotashCorp’s history, we have proudly carried the flags of Saskatchewan and Canada in building a global leader in the fertilizer industry and we continue to be ambassadors and champions for Canadian industry.

Important Information This advertisement is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, which contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.

Potash Corporation of Saskatchewan:
A Canadian Company Setting the Record Straight
There has been a lot of misinformation disseminated over the last two months as part of what we believe is a campaign attempting to discredit our company. However, upon even a cursory check of facts, these claims do not stand up to scrutiny. We feel it is time to set the record straight:
Potash Corporation of Saskatchewan is a proudly Canadian company.
Throughout PotashCorp’s history, we have carried the flags of Saskatchewan and Canada in building a global leader in the fertilizer industry and we continue to be ambassadors and champions for Canadian industry.

Headquarters in Canada:
PotashCorp is incorporated in Canada and our corporate headquarters have been located in Saskatoon for more than 35 years – 21 years as a publicly traded company.
Employees and Senior Officers in Canada:
More than 2,400 employees are based in Saskatchewan and New Brunswick, including key executive and corporate functions such as potash operations, finance, human resources, investor and corporate relations, legal and information technology. The few executives in charge of corporate support services who do not already live in Saskatoon are relocating.
Directors in Canada:
Nine of PotashCorp’s 12 directors are Canadian citizens and seven directors have direct ties to Saskatchewan.
Taxes Paid in Canada:
PotashCorp has contributed more than $3 billion in royalties and taxes to the Province of Saskatchewan.
Canpotex in Canada:
PotashCorp markets Saskatchewan potash to offshore markets through Canpotex, which employs 88 people including 65 in Saskatoon.
Valued Relationships in Canada:
PotashCorp has long-standing relationships with employees, suppliers and community organizations in Canada — PotashCorp’s name and reputation reflect the interests of people in our home province and home country.
Local Communities in Canada:
PotashCorp is committed to being the number one corporate citizen in Saskatchewan in terms of philanthropic giving, focusing on education, medical care and improved recreational facilities.

Potash Corporation of Saskatchewan. It’s all in our name.

Important Information This advertisement is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, which contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.

Headquarters in Canada:
PotashCorp is incorporated in Canada and our corporate headquarters have been located in Saskatoon for more than 35 years – 21 years as a publicly traded company.
Employees and Senior Officers in Canada:
More than 2,400 employees are based in Saskatchewan and New Brunswick, including key executive and corporate functions such as potash operations, finance, human resources, investor and corporate relations, legal and information technology. The few executives in charge of corporate support services who do not already live in Saskatoon are relocating.
Directors in Canada:
Nine of PotashCorp’s 12 directors are Canadian citizens and seven directors have direct ties to Saskatchewan.
Taxes Paid in Canada:
PotashCorp has contributed more than $3 billion in royalties and taxes to the Province of Saskatchewan.
Canpotex in Canada:
PotashCorp markets Saskatchewan potash to offshore markets through Canpotex, which employs 88 people including 65 in Saskatoon.
Valued Relationships in Canada:
PotashCorp has long-standing relationships with employees, suppliers and community organizations in Canada — PotashCorp’s name and reputation reflect the interests of people in our home province and home country.
Local Communities in Canada:
PotashCorp is committed to being the number one corporate citizen in Saskatchewan in terms of philanthropic giving, focusing on education, medical care and improved recreational facilities.

Potash Corporation of Saskatchewan. It’s all in our name.

Important Information This advertisement is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, which contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.